Exhibit 99.1

SumTotal Systems Reports Third Quarter 2007 Results

Announces Addition of Senior Executive and Organizational Changes

MOUNTAIN VIEW, Calif. – October 30, 2007 – SumTotal® Systems (Nasdaq: SUMT), a global provider of talent and learning management solutions, announced its financial results for the third quarter ended September 30, 2007.

Third Quarter 2007 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the third quarter of 2007 was $29.3 million, an increase of 9% from $27.0 million reported in the third quarter of 2006. GAAP net loss was $2.0 million, or $0.06 per share on a basic and diluted basis, compared to a net loss of $2.7 million, or $0.11 per share on a basic and diluted basis in the same quarter of 2006. Subscription and support revenue increased 28% to $15.7 million from $12.2 million in the third quarter of 2006.

Deferred revenue increased 38% year-over-year to end the third quarter of 2007 at $34.9 million, compared to $25.4 million for the same quarter of the previous year.

Cash flow from operating activities for the quarter generated $2.1 million for the quarter and $11.1 million for the first nine months of the year.

Non-GAAP revenue in the third quarter increased 7% to $29.5 million from $27.5 million reported for the third quarter of 2006. Non-GAAP net income was $1.5 million, or $0.05 per share on a diluted basis, compared to net income of $1.1 million, or $0.04 per share on a diluted basis in the same quarter of 2006. Subscription and support revenue increased 26% to $15.9 million from $12.6 million in the same quarter last year.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, if any, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“I am pleased that our results were within our forecasted range,” said Don Fowler, SumTotal’s chief executive officer. “Our revenue grew year over year, we were profitable on a non-GAAP basis for the ninth consecutive quarter, and we continued to generate cash from operations.”

Organizational Changes

SumTotal Systems today announced that Ray Villareal plans to join the Company as senior vice president of field operations effective November 5. In this role, Mr. Villareal will be responsible for all customer-facing activities including sales, marketing, services and support. Most recently, he was vice president of field operations and marketing at WebEx Communications. Prior to WebEx, he held CEO positions at several start-up companies. Additionally, Mr. Villareal worked for Compaq and was responsible for its enterprise business segment in North America.

As it focuses on its growth, the Company also announced that it has changed its operating structure and created two business units. This structure will allow it to better focus on the strategic direction of its learning and performance management businesses. Senior Vice President Sanjay Dholakia will be responsible for the learning and talent management business while Vice President Jon Ciampi will be responsible for the performance management business. As the Company looks to further extend its leading position in learning and capitalize on its early successes in performance management, this new structure allows for greater strategic focus and operational alignment across functions.

The Company further announced that it is taking actions during the fourth quarter to reduce its ongoing expense level by approximately $4 million on an annual basis. These actions will result in the elimination of a number of positions. The Company will take a one time restructuring charge in the fourth quarter in connection with these actions. The full benefit of the savings will commence in the first quarter of 2008.

“The creation of a field operations group headed by Ray Villareal along with the creation of our two business units is the right structure for SumTotal,” said Mr. Fowler. “Ray brings a wealth of experience that I believe will help accelerate our sales growth. Our new structure will also help to accelerate our growth by allowing us to focus on the unique issues and opportunities of each business. The Company continues to be committed to profitability and we believe that the cost cutting measures will allow us to continue to grow profitably.”

Third Quarter Business Highlights

•	Board of Directors approved a $15 million share repurchase program of which the Company has utilized $2.1 million to date.

•	Signed contracts with North American customers, including American Management Association, Citrix Systems, Jenny Craig International, and Unum.

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Signed contracts with international customers including Femsa Servicios, S.A. de C.V., the largest beverage company in Latin America, St. George Bank, Toshiba Medical Systems Corporation, and Vodafone PLC.

•	Signed government contracts, including U.S. Army Recruiting Command, the Defense Ammunition Center and New Mexico Department of Health.

•	Released SumTotal Enterprise Suite™ 7.6, SumTotal’s newest version of its talent management suite for managing learning, performance and compensation.

•

Received an eLearning Guild 2007 Platinum Award for Overall Customer Satisfaction for ToolBook Instructor 9.0, SumTotal’s product for developing online assessments, software simulations, scenario-based training, and elearning content. Earned a place on the Military Training Technology 2006 Top 100 List for the third consecutive year.

•	Hosted TotalConnection 2007 SumTotal’s global user conference brought together more than 300 attendees from four continents to discuss product innovations, best practices and industry trends.

Fourth Quarter Guidance

For the fourth quarter of 2007, SumTotal Systems estimates its GAAP revenue will be between $27.8 million and $29.8 million. GAAP net loss is estimated to be between $3.2 million, or $0.10 per share on both a basic and diluted basis, and $2.2 million, or $0.07 per share on both a basic and diluted basis, excluding any one time restructuring charges

On a non-GAAP basis, revenue is estimated to be between $28.0 million and $30.0 million. Non-GAAP net income is estimated to be between $0.5 million or $0.02 per share on a diluted basis, and $1.5 million, or $0.05 per share on a diluted basis. The reconciling items between the GAAP loss and non-GAAP income are estimated to be a $0.2 million adjustment to revenue, $2.1 million for amortization of intangibles, and $1.4 million for stock-based compensation.

The fourth quarter guidance assumes no revenue from a large retail customer.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, October 30, 2007, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the third quarter. A live audio webcast is available to investors and the public at www.sumtotalsystems.com under the Investor Relations section.

In addition to the webcast, a telephone replay will be available on Tuesday, October 30, 2007, beginning at approximately 5:00 p.m. (Pacific Time) through the close of business (Pacific Time) on Tuesday, November 6, 2007. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 877-519-4471, access code: 9333043. The international dial-in number is 973-341-3080 access code: 9333043.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of talent and learning management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks, and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal, the SumTotal logo, TotalLMS, ToolBook, and ResultsOnDemand are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR / FORWARD-LOOKING STATEMENT

Information in this press release and the accompanying conference call contain forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the fourth quarter ending December 31, 2007 and the 2007 fiscal year. These statements represent the company’s current expectations or beliefs concerning its future results, and include statements, among others, regarding its financial guidance for estimated GAAP and non-GAAP revenue; loss and income; growth of recurring revenue base; the company’s competitive position and business model, including its market share and its ability to grow its subscriptions and support business, including internationally and in the performance management markets; and, the company’s ability to execute and the strength and scale of its business model. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) completing the requisite work necessary in order to gain ‘acceptance’ so the company can recognize revenue on deals the company has signed, but revenue has not yet been recognized; (ii) inability of the company’s executive team, including its new hire in field operations, to execute on its plans, causing the company to miss its financial forecasts or not grow the company’s business at or above the forecasted or expected rates; (iii) underestimating the cost reductions necessary to maintain profitability, or making cuts that aversely impacts the company’s ability to execute; (iv) inability to recruit or retain key personnel, including management, to support the company’s current business and future growth, especially in light of the company’s reorganization; (v) failure to close expected transactions in the fourth quarter of fiscal 2007, and the timing of recognizing revenue from such transactions; (vi) the ability to successfully manage and increase growth outside of the United States and significant current and expected additional competition; (vii) increased competition, especially in the performance management segment, causing the loss of deals, material reductions in prices or acceptance of terms the company otherwise would not accept; (viii) inaccurately estimating the speed, ability or cost of the company transitioning its product offerings to on-demand subscriptions and a recurring revenue model; (ix) the company’s inability to grow its business and revenue, and to accurately predict the timing and expense of growing them, especially for on-demand subscriptions and its performance management product; (x) unexpected expenses or failure to implement in a timely fashion, or at all, the requisite steps to control expenses; (xi) customer dissatisfaction with the company’s products, causing the return of product or refusal to pay for product or services; (xii) the company’s ability to protect its intellectual property rights and claims that the company has infringed the intellectual property rights of others; (xiii) adoption of new accounting regulations and standards that may affect reported earnings and operating income; (xiv) the lengthening of the company’s sales cycle and increased difficulties in negotiating sales contracts on terms favorable to us and the uncertain timing of such sales; (xv) the level of corporate spending and changes in general economic conditions that affect demand for computer software and services in general which may disproportionately affect the market for our products; (xvi) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xvii) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2006 on Form 10-K filed on March 16, 2007, its quarterly report on Form 10-Q filed on August 7, 2007, its Prospectus Supplement filed on Form 424B2 filed on May 21, 2007 and its Form 8-Ks. The forward-looking statements contained in this release and the accompanying conference are made as of the date of this press release and conference call, and the company assumes no obligation to update the information in either the press release or the accompanying conference call.

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Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and restricted cash	$29,471	$10,199
Short term investments	22,282	5,530
Accounts receivable, net	22,830	28,516
Prepaid expenses and other current assets	5,438	3,891

Total current assets	80,021	48,136
Property and equipment, net	7,604	5,945
Goodwill	68,461	68,461
Intangible assets, net	14,975	21,327
Other assets	1,119	1,194

Total assets	$172,180	$145,063

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,544	$3,991
Accrued compensation and benefits	7,217	8,554
Other accrued liabilities	3,842	4,612
Restructuring accrual	28	866
Deferred revenue	34,138	29,958
Notes payable	6,187	6,095

Total current liabilities	53,956	54,076
Non-current liabilities:
Other accrued liabilities, non-current	210	246
Deferred revenue, non-current	779	781
Notes payable, non-current	6,686	10,735

Total liabilities	61,631	65,838
Commitments and contingencies	—	—
Stockholders’ equity	110,549	79,225

Total liabilities and stockholders’ equity	$172,180	$145,063

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Subscriptions and Support	$15,669	$12,222	$45,241	$34,858
Services	8,338	8,241	24,550	22,185
License	5,310	6,491	18,802	19,317

Total revenue	29,317	26,954	88,593	76,360

Cost of revenue:
Subscriptions and Support	5,383	3,822	15,295	10,934
Services	4,986	6,027	16,212	16,326
License	125	289	417	632
Amortization of intangible assets	2,051	2,090	6,352	6,586

Total cost of revenue	12,545	12,228	38,276	34,478

Gross margin	16,772	14,726	50,317	41,882

Operating expenses:
Research and development	5,400	4,572	15,697	12,711
Sales and marketing	8,700	7,895	25,557	22,760
General and administrative	4,915	4,571	14,335	15,123
Restructuring charge	—	68	—	68

Total operating expenses	19,015	17,106	55,589	50,662

Loss from operations	(2,243)	(2,380)	(5,272)	(8,780)
Interest expense	(304)	(429)	(1,047)	(1,295)
Interest income	683	180	1,224	532
Other income (expense), net	(13)	(49)	(56)	131

Loss before provision for income taxes	(1,877)	(2,678)	(5,151)	(9,412)
Provision for income taxes	119	12	190	7

Net loss	$(1,996)	$(2,690)	$(5,341)	$(9,419)

Net loss per share, basic	$(0.06)	$(0.11)	$(0.18)	$(0.38)

Net loss per share, diluted	$(0.06)	$(0.11)	$(0.18)	$(0.38)

Weighted average common shares outstanding, basic	32,473	25,131	29,781	24,914

Weighted average common shares outstanding, diluted	32,473	25,131	29,781	24,914

Use of non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-down

The company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc., Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, subscription and support renewal rates and the operating profitability of the business.

Stock-Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R. The company excludes these expenses from services and subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangible Assets

The company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Restructuring Charges

The company has incurred expenses for restructuring activities and accounted for them in accordance with FAS 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges management excludes them in evaluating its operating performance.

Income Taxes

These adjustments are not tax effected as management believes that given the company’s historical operating losses and other tax considerations, they would not result in a tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Non-GAAP revenue	$29,529	$27,504	$89,566	$80,335
Deferred revenue write-off Subscriptions and Support	(212)	(386)	(921)	(2,567)
Deferred revenue write-off License	—	(164)	(52)	(1,408)

GAAP revenue	$29,317	$26,954	$88,593	$76,360

Non-GAAP net income	$1,549	$1,137	$5,407	$4,338
Deferred revenue write-off Subscriptions and Support	(212)	(386)	(921)	(2,567)
Deferred revenue write-off License	—	(164)	(52)	(1,408)
Amortization of intangible assets	(2,051)	(2,090)	(6,352)	(6,586)
Stock-based compensation Subscriptions and Support	(81)	(76)	(201)	(176)
Stock-based compensation Services	(147)	(196)	(412)	(578)
Stock-based compensation Research and Development	(156)	(138)	(435)	(382)
Stock-based compensation Sales and Marketing	(266)	(288)	(798)	(783)
Stock-based compensation General and Administrative	(632)	(421)	(1,577)	(1,209)
Restructuring charge	—	(68)	—	(68)

GAAP net loss	$(1,996)	$(2,690)	$(5,341)	$(9,419)

Basic EPS:
Non-GAAP net income per share	$0.05	$0.04	$0.18	$0.17
Deferred revenue write-off	(0.01)	(0.02)	(0.03)	(0.16)
Amortization of intangible assets	(0.06)	(0.08)	(0.21)	(0.26)
Stock-based compensation	(0.04)	(0.05)	(0.12)	(0.13)

GAAP net loss per share, basic	$(0.06)	$(0.11)	$(0.18)	$(0.38)

Non-GAAP net income per share, diluted	$0.05	$0.04	$0.17	$0.17

Weighted average common shares outstanding, basic	32,473	25,131	29,781	24,914

Weighted average common shares outstanding, diluted	33,541	26,586	31,194	26,116